SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                        August 24, 1998

                    Pathfinder Bancorp, Inc.
     (Exact name of registrant as specified in its charter)

    Delaware               0-23601         16-1540137
(State or other  (Commission File No.)     (I.R.S. Employer
jurisdiction of                           Identification No.)
incorporation)



       Registrant's telephone number, including area code:
                         (315) 343-0057



                         Not Applicable
  (Former name or former address, if changed since last report)

Item 5.     Other Events


     On August 21, 1998, the Registrant announced the commencement of a stock repurchase program. Under the repurchase program, the Registrant may purchase 132,000 shares, or ten percent (10%) of the shares held by its public shareholders. The Registrant is the majority owned subsidiary of Pathfinder Bancorp, MHC. For further information, see the Registrant's press release attached as Exhibit 99.1 to this current report on Form 8-K.

     The Index of Exhibits immediately precedes the attached exhibits.

                          SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                 PATHFINDER BANCORP, INC.


DATE: August 25, 1998            By:    /s/ Thomas W. Schneider
                                        -----------------------
                                        Thomas W. Schneider
                                        Executive Vice President
                                        and Chief Financial
                                         Officer

                      EXHIBIT INDEX

The following Exhibit is filed as part of this report:

       Exhibit 7    Press Release

                           EXHIBIT 99.1

      [New Release letterhead of Pathfinder Bancorp, Inc.]

FOR IMMEDIATE RELEASE


CONTACT:    Chris C. Gagas, Chairman, President, CEO
            Thomas W. Schneider, Executive Vice President, CFO
_________________________________________________________________

                 Pathfinder Bancorp, Inc.
                 Stock Repurchase Program

Oswego, New York...Pathfinder Bancorp, Inc., announced today that it is commencing a stock repurchase program to acquire up to 132,000 shares of the Company's Common Stock, which represents approximately 10% of the Common Stock held by minority shareholders (shares not held by the mutual holding company parent).

Chris C. Gagas, President and Chief Executive Officer of the Company, stated that the Board of Directors has authorized the repurchase program, which will expire within six months. Mr. Gagas, stated that the Board of Directors considers the Common Stock to be an attractive investment, particularly in view of the current price at which the Common Stock is trading relative to the Company's earnings per share and book value per share and market and economic factors generally, as well as other factors.

According to Mr. Gagas, the repurchases generally would effected through open market purchases, although he did not rule out the possibility of unsolicited negotiated transactions or other types of repurchases. No shares will be repurchased from directors or officers of the Company. Mr. Gagas explained that the price to be paid for the shares purchased on the open market will not exceed the greater of the highest independent bid of independent sales price of the Company's stock on the Nasdaq SmallCap Market. The number of shares to be purchased in the open market during any day generally is not to exceed 25% of the average daily trading volume of the Common Stock, except for block purchases.

At June 30, 1998, the Company reported total assets of $198.1 million and shareholders' equity of $23.5 million.